Exhibit 99.1

The Shyft Group Reports Record Third Quarter Results

Achieves EPS of $0.58 and adjusted EPS of $0.63, on sales of $273 million

Raises Full Year Guidance

NOVI, Mich., November 4, 2021 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the third quarter, ending September 30, 2021.

Third Quarter 2021 Highlights from Continuing Operations1

For the third quarter of 2021 compared to the third quarter of 2020:

●	Sales of $272.6 million, an increase of $69.1 million, or 34.0%, from $203.5 million, reflecting increased sales in all product categories.

●	Gross profit margin of 20.6% of sales compared to 24.9% of sales, reflecting unfavorable product mix and higher material and labor costs.

●	Income from continuing operations of $21.0 million, or $0.58 per share, compared to $19.4 million, or $0.54 per share.

●	Adjusted EBITDA of $33.7 million, or 12.4% of sales, an increase of $1.1 million, or 3.5%, from $32.6 million, or 16.0% of sales.

●	Adjusted net income of $22.9 million, or $0.63 per share, an increase of $0.8 million, or 3.2%, from $22.1 million, or $0.62 per share.

●	Generated $39.1 million of cash provided from operating activities, an increase of $6.4 million, or 19.5% from $32.7 million.

●	Consolidated backlog at September 30, 2021, was a record $852.6 million, up $572.0 million, or 203.8%, compared to $280.6 million at September 30, 2020.

●

Opened Shyft Innovations Research and Development Center, a 40,000 square-foot facility, focused on driving advancements in both mobility and alternative propulsion, including an all-electric chassis platform currently under development.

“Our record financial performance in the third quarter marked a continuation of what we have been achieving since the beginning of the year,” said Daryl Adams, President and Chief Executive Officer. “Our team’s resourcefulness and relentless focus on execution and the customer, despite industry-wide supply chain challenges, enabled our growth momentum to continue, while also positioning us for a remarkable year.”

Fleet Vehicles and Services (FVS)

FVS segment sales totaled $198.5 million, an increase of 36.7% from $145.2 million, reflecting strong sales across all product categories.

1 The Company divested its Emergency Response (ER) business effective February 1, 2020.  Accordingly, the financial results of ER have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

Adjusted EBITDA increased $3.6 million to $36.8 million, or 18.5% of sales, from $33.2 million, or 22.9% of sales, a year ago. The increase was primarily due to higher volume, while year-over-year margins were impacted by product mix and higher material and labor costs.

The segment backlog at September 30, 2021, totaled a record $758.5 million, up 231.4%, compared to $228.9 million at September 30, 2020. On a sequential basis, backlog increased $97.6 million, or 14.8% from $660.9 million in the second quarter of 2021. This increase reflects strong demand for delivery vehicles, including the recently announced USPS order.

Specialty Vehicles (SV)

SV segment sales were $74.1 million, an increase of 27.1% from $58.3 million, led by strong growth in luxury motor coach chassis sales and service bodies.

Adjusted EBITDA was $5.8 million, or 7.9% of sales, compared to $7.2 million, or 12.3% of sales, a year ago. The decrease was due to higher material and labor costs.

The segment backlog at September 30, 2021, totaled $94.0 million, up 81.7% compared to $51.8 million at September 30, 2020. On a sequential basis, backlog increased $3.5 million, or 3.9% from $90.5 million in the second quarter of 2021.

Outlook for Remainder of 2021

“Our excellent performance during the quarter, including strong cash generation, has enabled us to pay down our debt entirely and raise 2021 guidance,” said Jon Douyard, Chief Financial Officer. “Our strong balance sheet coupled with a growing backlog, will further support our continued growth.”

The Company’s guidance for the 2021 full year is as follows:

●	Revenue to be in the range of $930.0 to $970.0 million
●	Income from continuing operations of $59.9 to $61.3 million
●	Adjusted EBITDA of $108.0 to $110.0 million
●	Effective tax rate of approximately 26%
●	Earnings per share of $1.66 - $1.70
●	Adjusted earnings per share of $1.97 - $2.01

“Our year-to-date results really speak to our stability, nimbleness and the resulting momentum that will serve us well to finish the year strong,” said Adams. “We continue to invest in new products and technologies and we are making significant progress on our custom EV chassis, which will further differentiate our company and boost our competitive position, while delivering a much-needed product to our customers.”

Conference Call, Webcast, Investor Presentation and Investor Information

The Shyft Group will host a conference call for analysts and portfolio managers at 10 a.m. EDT today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.TheShyftGroup.com/investor-relations/webcasts

Conference Call: 1-877-317-6789 (domestic) or 412-317-6789 (international); passcode: 10155595

For more information about The Shyft Group, please visit www.TheShyftGroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,000 associates across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales from continuing operations of $676 million in 2020. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. Furthermore, statements contained in this document relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions including weaknesses resulting from the COVID-19 pandemic; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Juris Pagrabs Group Treasurer The Shyft Group (517) 997-3862

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$14,549	$20,995
Accounts receivable, less allowance of $145 and $116	67,607	64,695
Contract assets	42,459	9,414
Inventories, net	81,901	46,428
Other receivables - chassis pool agreements	3,995	6,503
Other current assets	8,569	8,172
Total current assets	219,080	156,207

Property, plant and equipment, net	57,374	45,734
Right of use assets – operating leases	44,303	43,430
Goodwill	48,881	49,481
Intangible assets, net	53,832	56,386
Other assets	1,180	2,052
Net deferred tax asset	5,625	5,759
TOTAL ASSETS	$430,275	$359,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,601	$47,487
Accrued warranty	7,548	5,633
Accrued compensation and related taxes	18,045	17,134
Deposits from customers	2,148	756
Operating lease liability	7,632	7,508
Other current liabilities and accrued expenses	10,631	8,121
Short-term debt - chassis pool agreements	3,995	6,503
Current portion of long-term debt	238	221
Total current liabilities	139,838	93,363

Other non-current liabilities	5,095	5,447
Long-term operating lease liability	37,532	36,662
Long-term debt, less current portion	694	23,418
Total liabilities	183,159	158,890
Shareholders' equity:
Preferred stock; 2,000 shares authorized (none issued)	-	-
Common stock; 80,000 shares authorized; 35,342 and 35,344 outstanding	94,312	91,044
Retained earnings	151,873	109,286
Total The Shyft Group, Inc. shareholders' equity	246,185	200,330
Non-controlling interest	931	(171)
Total shareholders' equity	247,116	200,159
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$430,275	$359,049

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales	$272,622	$203,473	$714,492	$504,391
Cost of products sold	216,564	152,723	566,542	393,335
Gross profit	56,058	50,750	147,950	111,056

Operating expenses:
Research and development	2,582	824	4,304	3,496
Selling, general and administrative	25,368	23,525	78,645	69,534
Total operating expenses	27,950	24,349	82,949	73,030

Operating income	28,108	26,401	65,001	38,026

Other income (expense):
Interest expense	(253)	(11)	(310)	(1,202)
Interest and other income	54	238	743	243
Total other income (expense)	(199)	227	433	(959)

Income from continuing operations before income taxes	27,909	26,628	65,434	37,067
Income tax expense	6,910	7,253	15,952	7,084
Income from continuing operations	20,999	19,375	49,482	29,983
Income (loss) from discontinued operations, net of income taxes	-	(926)	81	(4,947)
Net income	20,999	18,449	49,563	25,036
Less: net income attributable to non-controlling interest	77	41	1,102	178

Net income attributable to The Shyft Group Inc.	$20,922	$18,408	$48,461	$24,858

Basic earnings (loss) per share
Continuing operations	$0.59	$0.55	$1.37	$0.84
Discontinued operations	-	(0.03)	-	(0.14)
Basic earnings (loss) per share	$0.59	$0.52	$1.37	$0.70

Diluted earnings (loss) per share
Continuing operations	$0.58	$0.54	$1.34	$0.83
Discontinued operations	-	(0.03)	-	(0.14)
Diluted earnings (loss) per share	$0.58	$0.51	$1.34	$0.69

Basic weighted average common shares outstanding	35,346	35,559	35,330	35,491
Diluted weighted average common shares outstanding	36,074	35,989	36,024	35,794

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended September 30, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$189,591	$-	$-	$189,591
Motorhome chassis sales	-	42,507	-	42,507
Other specialty chassis and vehicles	-	26,620	-	26,620
Aftermarket parts and assemblies	8,949	4,955	-	13,904
Total Sales	$198,540	$74,082	$-	$272,622

Adjusted EBITDA	$36,813	$5,827	$(8,900)	$33,740

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended September 30, 2020 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$136,382	$-	$-	$136,382
Motorhome chassis sales	-	38,190	-	38,190
Other specialty chassis and vehicles	-	17,601	-	17,601
Aftermarket parts and assemblies	8,808	2,492	-	11,300
Total Sales	$145,190	$58,283	$-	$203,473

Adjusted EBITDA	$33,237	$7,183	$(7,827)	$32,593

Sales and Other Financial Information by Business Segment
(Unaudited)

Period End Backlog (amounts in thousands of dollars)
	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Fleet Vehicles and Services	$758,518	$660,908	$589,604	$427,338	$228,870
Motorhome Chassis	60,978	56,294	42,742	31,580	40,387
Other Vehicles	32,717	33,840	33,716	19,431	11,036
Aftermarket Parts and Accessories	347	382	438	302	333
Total Specialty Vehicles	94,042	90,516	76,896	51,313	51,756

Total Backlog*	$852,560	$751,424	$666,500	$478,651	$280,626

*Backlog orders are expected to be filled within one year as of September 30, 2021.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
The Shyft Group, Inc.	2021	% of sales	2020	% of sales
Income from continuing operations	$20,999	7.7%	$19,375	9.5%
Net (income) attributable to non-controlling interest	(77)		(41)
Add (subtract):
Restructuring and other related charges	-		303
Acquisition related expenses and adjustments	594		650
Non-cash stock-based compensation expense	2,079		2,064
Accelerated depreciation of property, plant and equipment	-		365
Deferred tax assets valuation allowance	-		275
Tax effect of adjustments	(733)		(842)
Adjusted net income	$22,862	8.4%	$22,149	10.9%

Income from continuing operations	$20,999	7.7%	$19,375	9.5%
Net (income) attributable to non-controlling interest	(77)		(41)
Add (subtract):
Depreciation and amortization	2,982		2,978
Taxes on income	6,910		7,253
Interest expense	253		11
EBITDA	$31,067	11.4%	$29,576	14.5%

Add (subtract):
Restructuring and other related charges	-		303
Acquisition related expenses and adjustments	594		650
Non-cash stock-based compensation expense	2,079		2,064
Adjusted EBITDA	$33,740	12.4%	$32,593	16.0%

Diluted net earnings per share	$0.58		$0.54
Add (subtract):
Restructuring and other related charges	-		0.01
Acquisition related expenses and adjustments	0.01		0.02
Non-cash stock-based compensation expense	0.06		0.05
Accelerated depreciation of property, plant and equipment	-		0.01
Deferred tax asset valuation allowance	-		0.01
Tax effect of adjustments	(0.02)		(0.02)
Adjusted diluted net earnings per share	$0.63		$0.62

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2021
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$59,886	$60,576	$61,266
Add:
Depreciation and amortization	11,891	11,891	11,891
Interest expense	578	578	578
Taxes	20,906	21,216	21,526
EBITDA	$93,261	$94,261	$95,261
Add (subtract):
Non-cash stock-based compensation and other charges	14,739	14,739	14,739
Adjusted EBITDA	$108,000	$109,000	$110,000

Earnings per share	$1.66	$1.68	$1.70
Add:
Non-cash stock-based compensation and other charges	0.41	0.41	0.41
Less tax effect of adjustments	(0.10)	(0.10)	(0.10)
Adjusted earnings per share	$1.97	$1.99	$2.01